Exhibit 21.1

SUBSIDIARIES OF REDWOOD MORTGAGE INVESTORS VIII

Wholly-owned subsidiaries	Jurisdiction
515 Louisiana Property Company, LLC	California
Altura, LLC	California
Appian Property Company, LLC	California
Borrette Property Company, LLC	California
Broadway Property Company LLC	California
Diablo Villa Property Company, LLC	California
Elk Grove Property Company, LLC	Delaware
Folsom Street Property Company, LLC	California
Fremont Investment Property Company, LLC	California
Grand Villa Glendale, LLC	California
Huron Park Property Company LLC	California
Lincoln Village LLC	California
Lombard Property Company, LLC	California
MCD Stockton, LLC	California
Pine Acres LLC	California
Richmond Eddy Property Management, LLC	California
San Jose Drive Property Company, LLC	California
San Pablo Dam Road Property Company, LLC	California
Second Street Midtown Property Company, LLC	California
Silver Park Property Company, LLC	California
SF Stagehouse Property Company, LLC	California
Willow Street Property Company, LLC	California
Winchester Property Company LLC	California

72.5%-owned subsidiary
Larkin Property Company, LLC	California